Exhibit 10.3

[FORM OF AMENDMENT NUMBER ONE TO PERFORMANCE

COMPENSATION AWARD AGREEMENT]

AMENDMENT NUMBER ONE (the “Amendment”), dated as of October 25, 2007, to PERFORMANCE COMPENSATION AWARD AGREEMENT UNDER THE DREAMWORKS ANIMATION SKG, INC. 2004 OMNIBUS INCENTIVE PLAN, between DreamWorks Animation SKG, Inc. (the “Company”), a Delaware corporation, and [NAME].

WHEREAS the Performance Compensation Award Agreement (the “Award Agreement”) sets forth the terms and conditions of the award of performance compensation shares (the “Performance Awards”) that are granted to you under the DreamWorks Animation SKG, Inc. 2004 Omnibus Incentive Compensation Plan (the “Plan”);

WHEREAS Section 13 of the Award Agreement and Section 7(b) of the Plan permit the Committee (as defined in the Plan) to amend the Award Agreement without your consent, provided that such amendment does not materially and adversely impair your rights under the Award Agreement; and

WHEREAS the Committee has determined that this Amendment is desirable in order to avoid the imposition of additional taxes and penalties on you pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder as in effect from time to time (collectively, hereinafter, “Section 409A”), and accordingly, that this Amendment does not materially and adversely affect your rights under the Award Agreement.

NOW, THEREFORE, the Award Agreement is hereby amended as follows:

SECTION 1. Payment of Award. Section 3(b) shall be deemed deleted in its entirety and the following section shall be deemed inserted in its place:

“(b) Payment of Award. Payments made pursuant to this Award Agreement shall be payable in Shares. The Company shall deliver to you or your legal representative Shares due pursuant to this Award Agreement on the 70th day after the date that the Performance Awards become vested. For purposes of this Award Agreement, Performance Awards will be deemed to have vested when they are no longer subject to a substantial risk of forfeiture (within the meaning of Treasury Regulation § 1.409A-1(d)).

SECTION 2. Section 409A. The following section is hereby added as new Section 15:

“SECTION 15. Section 409A. (a) It is intended that the provisions of this Award Agreement comply with Section 409A, and all provisions of this Award Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b) Neither you nor any of your creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Award Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to you or for your benefit under this Award Agreement may not be reduced by, or offset against, any amount owing by you to the Company or any of its Affiliates.

(c) If, at the time of your separation from service (within the meaning of Section 409A), (i) you shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day after such six-month period.

(d) Notwithstanding any provision of this Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Award Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, you shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on you or for your account in connection with this Award Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes or penalties.”

SECTION 3. Effect on Award Agreement. Except as expressly modified herein, the Award Agreement is not modified or amended in any respect and, as modified herein, the Award Agreement is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Company has duly executed this Amendment as of the date first written above.

DREAMWORKS ANIMATION SKG, INC.,

By
Name:
Title:

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